Exhibit 99.1

Investor Meeting Presentation May 19, 2016

2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or from illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which the Company operates ; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to the Company’s businesses ; the mortgage lending and servicing - related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations ; the Company’s dependence on U . S . government - sponsored entities and changes in their current roles or their guarantees or guidelines ; changes to government mortgage modification programs ; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which the Company’s bank competitors are not subject ; foreclosure delays and changes in foreclosure practices ; certain banking regulations that may limit the Company’s business activities ; the Company’s dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans ; changes in macroeconomic and U . S . real estate market conditions ; difficulties inherent in growing loan production volume ; difficulties inherent in adjusting the size of the Company’s operations to reflect changes in business levels ; purchase opportunities for mortgage servicing rights and the Company’s success in winning bids ; changes in prevailing interest rates ; increases in loan delinquencies and defaults ; the Company’s reliance on PennyMac Mortgage Investment Trust (NYSE : PMT) as a significant source of financing for, and revenue related to, the Company’s mortgage banking business ; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all ; the Company’s obligation to indemnify third - party purchasers or repurchase loans if loans that it originates, acquires, services or assists in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances ; the Company’s obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances ; decreases in the returns on the assets that the Company selects and manages for its clients, and the Company’s resulting management and incentive fees ; the extensive amount of regulation applicable to the Company’s investment management segment ; conflicts of interest in allocating the Company’s services and investment opportunities among itself and its advised entities ; the effect of public opinion on the Company’s reputation ; the Company’s recent growth ; the Company’s ability to effectively identify, manage, monitor and mitigate financial risks ; the Company’s initiation of new business activities or expansion of existing business activities ; the Company’s ability to detect misconduct and fraud ; and the Company’s ability to mitigate cybersecurity risks and cyber incidents . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only . Disclaimer

Corporate Overview

PennyMac Financial Services Is a Leading Mortgage Specialist

- Specialized mortgage platform designed for the post-crisis market
  - Best-in-class operations developed organically – not through acquisitions
  - Highly scalable to support continued growth
- Publicly traded (NYSE: PFSI) with fully-diluted market cap of $1.0 billion[(1)]
- Track record of steady growth in business volumes and profitability
- Commitment to strong corporate governance and compliance culture
- Synergistic partnership with PennyMac Mortgage Investment Trust (NYSE: PMT)

2015 Revenue


Investment Management 4%
Loan Production 68%
Loan Servicing 28%

Total Revenue = $713mm

Loan Production

- Source and securitize newly originated loans via:
  - *Correspondent aggregation* from approved third-party sellers – 3rd largest in the U.S. (after Wells Fargo and Chase)[(2)]
  - *Consumer direct lending* for home purchase or refinance
- Total loan production of $48 billion in 2015[(3)]

Loan Servicing

- Collect and remit payments and provide borrower services on existing loans
- Major servicer for Fannie Mae, Freddie Mac, and Ginnie Mae
- Industry-leading capabilities in special servicing
- Total loan servicing of $165 billion in UPB[(4)] – 11th largest in the U.S.[(5)]

Investment Management

- Serve as external manager to pools of capital that invest in mortgage-related assets:
  - PMT
  - Two private investment funds
- Expertise to invest in distressed loans, mortgage servicing rights, and credit risk transfer strategies
- Management agreements include performance-based fees
- $1.6 billion in AUM[(4)]

PennyMac Financial Services, Inc.

(1) As of May 4, 2016; PFSI market capitalization includes the value of Private National Mortgage Acceptance Company, LLC units exchangeable into PFSI common stock
(2) According to Inside Mortgage Finance for 2015
(3) Includes PMT loan acquisitions, for which PFSI earns a fulfillment fee upon loan funding
(4) As of March 31, 2016
(5) According to Inside Mortgage Finance for Q1 2016

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$0.42 $0.23 1Q15 1Q16 $0.82 $1.73 $2.17 2012 2013 2014 2015 $10.39 $12.59 3/31/15 3/31/16 Strong Earnings and Book Value Growth Expected to Continue Book Value per Share 5 Earnings per Share (1) Represents partial year. PFSI completed its IPO on May 9 th , 2013 (2) Net of hedges and valuation gains on ESS liabilities, (1) N/A $7.27 $8.04 $9.92 $12.32 6/30/13 12/31/13 12/31/14 12/31/15 Growth Drivers in 2016 • Increasing operating margins and production volumes resulting from lower mortgage rates and capturing efficiencies • Market share growth, primarily in the consumer direct channel • Exit or retreat of certain competitors • Continued dedication to risk management and disciplined pricing in a volatile market Includes $(0.37) per share effect of non - cash valuation losses on MSRs (2) driven by a significant decline in mortgage rates.

8.13% 7.99% 0% 2% 4% 6% 8% 10% 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Trends in PennyMac Financial’s Businesses Correspondent Production (1) Market Share 0.46% 0.54% 0.00% 0.20% 0.40% 0.60% 0.80% 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Market Share Consumer Direct Production (1) $1.73 $1.62 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1.60% 1.65% 0.0% 0.3% 0.6% 0.9% 1.2% 1.5% 1.8% 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Loan Servicing (1) Market Share Investment Management AUM (billions) 6 (1) Source : Inside Mortgage Finance and company estimates. Inside Mortgage Finance estimates total 1Q16 origination market of $380 billion. Correspondent production share estimate is based on PFSI and PMT acquisition volume of $9.7 billion divided by $121 billion f or the correspondent market (estimated to be 32% of total origination market). Consumer direct production share is based on consumer direct originations of $1.2 billion divided by $222 billion for the retail market (estimated to be 58% of total origination market). Lo an servicing market share is based on PFSI’s servicing UPB of $164.9 billion divided by $10.0 trillion in mortgage debt outstanding as of Dec ember 31, 2015.

Production Income Growth Driven by Higher Margin Consumer Direct Channel 7 Consumer Direct Production Volume Production Pretax Income $ 1.0 $ 1.2 $ 1.8 $ 2.2 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 4Q15 1Q16 Fundings Locks ($ in billions) $50 $68 $0 $20 $40 $60 $80 4Q15 1Q16 Pretax income ($ in millions) +36% Investments in fulfillment capacity and strategic initiatives to improve portfolio recapture are driving higher consumer direct volumes

PFSI’s Hedging Approach Moderates MSR Value Changes Due to Interest Rates 8 (47.9) 45.5 (125.9) (7.2) 11.7 (47.7) 3Q15 4Q15 1Q16 MSR value change MSR value change net of hedges and ESS liability ($ in millions) ▪ PFSI seeks to moderate the impact of interest rate changes through a comprehensive hedge approach that considers the company - wide effect on revenue opportunities ▪ The company employs financial hedge instruments designed to offset a portion of the change in fair value of the MSR asset resulting from interest rate changes ▪ PFSI’s net exposure favors a rising rate environment and is designed to capture MSR fair value gains in excess of related hedge costs ▪ Interest rate declines result in immediate loss in fair value of the MSR net of hedge gains, but PFSI’s Production Segment is expected to generate higher production - related income during the period after the rate change which is expected to offset the net MSR fair value reduction in future periods MSR - Related Valuation Changes

Drivers of Servicing Segment Operating Profitability 9 (1) Of average servicing portfolio UPB, annualized (2) Includes fair value changes and provision for (reversal of) impairment $ in thousands basis points (1) $ in thousands basis points (1) Operating revenue 115,136$ 28.3 383,768$ 28.5 Amortization and realization of MSR cash flows (49,696) (12.2) (144,485) (10.7) Direct servicing expenses: Operating expenses (44,193) (10.9) (151,618) (11.3) Realized credit and advance losses (7,451) (1.8) (36,700) (2.7) Pretax servicing operating income 13,796$ 3.4 50,965$ 3.8 Financing expenses: Interest on ESS (7,015) (25,365) Interest to third parties (4,659) (10,739) Pretax servicing operating income net of financing expenses 2,123$ 14,861$ Changes in FV: MSR (2) (125,887)$ (4,736)$ ESS liability 19,449 3,810 Hedging derivatives gains (losses) 58,720 (7,717) Non-core servicing expenses: Provision for credit losses (7,032) (9,788) EBO transaction-related expense (3,259) (12,690) Non-core servicing revenues 16,425 17,568 Non-core servicing (loss) gain (41,585)$ (13,554)$ GAAP Pretax Income (39,462)$ 1,307$ 2015 1Q16

10 Investment Management: PMT's Investment Portfolio Transitioning to CRT and MSRs Over Time (1) Management’s internal allocation of equity. Amounts represent weighted averages during the period Distressed loans 53% Other 7% Correspondent 7% MBS 3% CRT 6% MSRs and ESS 25% Distressed loans 79% Other 4% Correspondent 2% MBS 4% MSRs and ESS 11% 1Q 2014 100% = $1.6 billion 1Q 2016 100% = $1.5 billion Equity Allocation (1) • Portfolio transitioning to investments such as MSRs, ESS and GSE Credit Risk Transfer as opportunities to invest in distressed loans are diminished

Investment Management: PMT's Unique Investments in GSE Credit Risk Transfer

- Total CRT investments have grown to $214 million at March 31, 2016
- PMT entered into a third CRT transaction with Fannie Mae for $5 billion in UPB of PMT's production[1]
  - Currently approximately 70% of PMT's conventional conforming production is being delivered into CRT transactions
- Attractive investment created through PMT's industry-leading correspondent business
  - Significantly enhances the value of conventional conforming correspondent acquisitions
- Underlying collateral performance is strong and unrelated to market spread widening
  - Total 60+ day delinquencies are < 0.02% of $5.9 billion in UPB
  - No credit losses to date

CRT Investment Outstanding

($ in millions)



$14
$88
$43
$147
$84
$214
3Q15
4Q15
1Q16
Equity invested in CRT
CRT Investment

Capital Required for Ongoing CRT Investments

($ in millions)	Quarterly Conventional Conforming Production Scenario: $3.6 bn in UPB	Quarterly Conventional Conforming Production Scenario: $4.5 bn in UPB
CRT Investments Created [2]	$ 95	$ 118
Equity Requirement [3]	$ 24	$ 30

[1] Although definitive documentation has been executed, credit risk transfer transactions are subject to continuing due diligence and customary closing conditions, including required regulatory approvals. There can be no assurance regarding the size of any transactions or that the transactions will be completed at all.
[2] Assumes 75% of conventional conforming production is eligible for CRT.
[3] Assumes 74% advance rate on financing.

PennyMac Financial Services, Inc.

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12 Investment Management - Update on PMT Initiatives Share Repurchase Program Update ▪ Repurchased 5.3 million PMT common shares year - to - date (1) ; 6.3 million shares since inception ▪ On February 24 th , PMT’s Board of Trustees authorized an increase in its previously announced share repurchase program from $150 million to $200 million ▪ Shares repurchased thus far in 2016 (1) at a cost of $65.8 million with an estimated book value of $106.6 million – Driver of PMT’s book value increase to $20.59 per share from $20.29 per share at December 31, 2015 74.8 73.8 68.7 60 65 70 75 At inception of repurchase program 12/31/2015 4/4/2016 PMT Shares Outstanding (in millions) Asset Sales ▪ PMT completed the sale of performing loans totaling $419 million in UPB at a modest premium to its December 31, 2015 carrying value; generated approximately $100 million in net cash proceeds (2) – Sale of these loans demonstrates that a strong market exists for performing loans with high - quality attributes – All of the loans sold had at least 12 consecutive months in “current” payment status – Ongoing execution of the strategy for resolving segments of its distressed portfolio through loan modifications and subsequent monetization of the seasoned performing loans ▪ Sold ESS related to Fannie Mae and Freddie Mac MSRs to PennyMac Financial for $59 million in cash (1) Repurchases of common shares through 4/4/2016 (2) After debt repayment and transaction related expenses, including servicing activity fees of $5.1 million payable to PFSI

Seasoned Leadership and Deep Management Team

Name	Position	Previous Experience	Years at PennyMac	Years of Mortgage & Banking Experience
Stanford Kurland	Chairman & Chief Executive Officer	President & Chief Operating Officer, Countrywide Financial Corp.	8	40
David Spector	Executive Managing Director and President & Chief Operations Officer	Co-Head of Global Residential Mortgages, Morgan Stanley	8	31
Steve Bailey	Senior Managing Director and Chief Mortgage Operations Officer	Mortgage Servicing Executive, Bank of America Corp.	6	31
Andrew Chang	Senior Managing Director and Chief Business Development Officer	Director, Advisory Services, BlackRock	8	16
Vandy Fartaj	Senior Managing Director and Chief Capital Markets Officer	Vice President, Whole Loan Trading, Countrywide Securities	8	18
Jeffrey Grogin	Senior Managing Director and Chief Administrative & Legal Officer	Founder & Managing Partner, Samaha Grogin, LLP	8	28
Douglas Jones	Senior Managing Director and Chief Institutional Mortgage Banking Officer	Head of Retail Sales & Institutional Mortgage Services, Bank of America Corp.	4	37
Anne McCallion	Senior Managing Director and Chief Financial Officer	Senior Managing Director of Finance & Deputy CFO, Countrywide Financial Corp.	7	24
Daniel Perotti	Senior Managing Director and Chief Asset & Liability Management Officer	Vice President, Portfolio Analytics, BlackRock	7	13
David Walker	Senior Managing Director and Chief Risk Officer	Chief Lending Officer, Countrywide Bank	8	31

50 Senior-most executives have on average 25 years of relevant industry experience

Note: Information as of May 5, 2016.

PennyMac Financial Services, Inc.

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Enterprise Risk Management

The primary components of the ERM Framework are: 1. Governance Structure and Policies – Designed to establish who is responsible for providing risk oversight and making critical risk management decisions, including determining the appropriate controls and risk tolerances 2. Risk Assessment – Identifies risks and controls and quantifies the exposure associated with key risks 3. Risk Management – The process of determining what specific decisions will be made to balance risk and return 4. Reporting & Monitoring – The process for determining the level of risk and the effectiveness of controls and used to direct necessary risk mitigation activities The Company’s reputation and culture are influenced by each of these framework components The purpose of the Enterprise Risk Management Framework is to manage and communicate information on risks that are most likely to have a meaningful impact on the Company’s ability to achieve its budget and plan objectives Enterprise Risk Management Framework 15

PennyMac’s Governance Structure provides oversight of revenue generating and support areas. Management Committees approve Corporate Policies, Risk Assessments and Risk Reports and monitor change management, quality control and remediation activities. Governance Structure and Policies 16

▪ A Risk Assessment is maintained by each Management Committee to identify: – The top 10 - 15 risks that have the potential to meaningfully impact budget and plan objectives – Individuals responsible for managing each risk and ensuring the effectiveness of each control ▪ Management Committees report on Key Individual Risks within their Risk Assessment to the Board Committees on a rotational basis, including their: – Gross Risk Rating (e.g. before the application of controls) – Recent Control Changes – Internal Monitoring Activities and Results – Aggregate Control Effectiveness (e.g ., the percent of Gross Risk mitigated by controls) – Planned Control Enhancements Risk Assessment 17

▪ The Divisions have primary responsibility of implementing and monitoring controls that both mitigate operational risks and reinforce PennyMac’s “zero defect” culture ▪ Risk Thresholds have been established within the Risk Assessments by the Management Committees in order to monitor and/or remediate individual exposures: – Individual risks with residual exposures greater than $5.0 million require a formal remediation plan – If the risk cannot be mitigated at an acceptable cost, a higher threshold may be approved by the Management Committee Risk Management 18

1. The first line of defense has primary responsibility for managing risk. This includes implementing divisional policies and procedures, conducting job - specific training, maintaining comprehensive reporting, administering quality assurance activities and implementing any required remediation 2. The second line of defense includes Enterprise Risk Management, Compliance Quality Control and Credit Quality Control. The second line has primary responsibility for assessing the quality of controls and adherence to policies & procedures established by business unit managers 3. The third line of defense is Internal Audit, which is responsible for providing an independent assessment of the quality of controls and reporting results to executive management and the Board PennyMac utilizes a “three - lines of defense” model in order to monitor the effectiveness of controls: Reporting and Monitoring 19

Production Overview

$966 $978 $486 $627 $1,452 $1,604 Estimate as of 2/5/16 Estimate as of 5/5/16 Refinance Purchase Low Interest Rates Are Contributing to a Favorable Origination Environment 21 (1) Estimate for 2016 Total U.S. Single Family Mortgage Originations • Origination market estimates have increased from a quarter ago, mostly in expectations for refinance volumes • Recent decline in mortgage rates is likely to benefit production activity through the remainder of 2016 ($ in billions) +$152 billion (1) Average of forecasts from the Mortgage Bankers Association (as of 1/20/16 & 4/18/16), Fannie Mae (as of 1/11/16 & 4/8/16) and Freddie Mac (as of 1/20/16 & 4/15/16) (1)

Purchase vs. Refinance Origination Markets • Purchase originations have historically been more stable and have a natural “floor” due to moves/relocations, household formation, etc. • Post - financial crisis purchase originations fell to generational lows, suggesting potential pent - up demand that may be realized in a strengthening economy (1) Historical originations obtained from Mortgage Bankers Association . Forecast originations represent the average of Fannie Mae, Freddie Mac, and Mortgage Bankers Association estimates as of April 2016 . Dollar amounts represent real values in 2015 dollars calculated using the annual Consumer Price Index – All Urban Consumers provided by the Bureau of Labor Statistics . • Refinance originations have historically been highly cyclical and are projected to decline in the anticipated rising interest rate environment • Impact to PennyMac mitigated by extension in the MSR portfolio, which acts as a natural hedge Purchase Originations (64% of PennyMac’s 2015 loan production) Refinance Originations (36% of PennyMac’s 2015 loan production) $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $ in Trillions (1) $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $ in Trillions (1) 22

PFSI Initiatives to Grow Production in 2016 23 ▪ Continuing market share gains driven by differentiated model ▪ Capturing opportunities as sub - scale, new entrants exit ▪ Increasing share in conventional conforming as a result of strategies that provide greater revenue opportunity ▪ Expect balanced market around margin given PFSI’s capabilities and right - sizing of other market participants ▪ Non - delegated opportunity ▪ Comprises 10% of the total mortgage origination market – Opportunity to expand production at attractive margin levels – Industry - standard tools combined with PennyMac Financial’s fulfillment process should result in high - quality loans ▪ Brokers value lenders with strong technical expertise and customer service ▪ Goal is to work toward a leadership role in the channel Correspondent Production Consumer Direct Lending Wholesale Lending ▪ Infrastructure investments provide greater fulfillment capacity for higher volumes ▪ Optimize portfolio recapture opportunities and purchase - money leads ▪ Rollout of enhanced mobile and web interface functionality ▪ Increase non - portfolio business by efficiently converting leads; focused strategies and dedicated infrastructure ▪ Margin impact depends on mortgage rates and recapture / non - portfolio mix

Mortgage Fulfillment Division (MFD) 24 ▪ Established MFD to have common fulfillment operations and leadership across PFSI’s production channels – Leveraging processes and leadership from PennyMac’s correspondent business to expand fulfillment capacity in consumer direct lending – Drives consistency and efficiency ▪ Focus on adding operating resources and process automation to facilitate higher origination volumes – Common fulfillment structure reduces cost, improves loan manufacturing quality, and results in consistently excellent customer experience – Leading to higher consumer direct volumes and improved recapture rates

25 GSE Risk Transfer Investments Ongoing MSR Investment Correspondent Production PMT Creates Attractive Investments Through Its Correspondent Business ▪ Opportunity to invest in credit risk on loans delivered by PMT to Fannie Mae – designed to capture benefits of PMT’s high - quality correspondent production ▪ Investment is a certificated security that can be financed Correspondent Production ▪ Attractive returns from the acquisition, aggregation and sale or securitization of newly originated loans ▪ High - quality Agency - eligible loans with financing advance rates over 90% ▪ Short holding period and debt financing results in limited equity requirement ▪ MSRs result from the securitization of the aggregated loans through Fannie Mae or Freddie Mac ▪ Attractive yield on investment results from interest rate / prepayment risk in addition to some operational and credit risk ▪ Return on equity enhanced through leverage provided by PMT’s MSR financing facilities

26 (UPB in billions) Production Segment Highlights – Correspondent Channel (1) For government - insured loans, PFSI earns gain on mortgage loans (2) For conventional loans, PFSI earns a fulfillment fee from PMT rather than income from holding and securitizing the loans (3) Includes locks related to PMT loan acquisitions, including conventional loans for which PFSI earns a fulfillment fee upon loa n f unding Correspondent Volume and Mix Operational Highlights Ŷ Government - insured loans (1) ▪ Correspondent acquisitions in 1Q16 totaled $9.7 billion, down 3% Q/Q – In line with overall origination market – Purchase - money focused volume impacted by seasonal factors – 66% government - insured loans; 34% conventional loans – 1Q16 acquisition volumes up 21% from 1Q15 ▪ April correspondent acquisitions totaled $4.0 billion; locks totaled $4.6 billion – Acquisitions up 24% from the average of $3.2 billion per month in 1Q16 4Q15 1Q16 Correspondent seller relationships 432 437 Purchase money loans, as a % of total 73% 72% acquisitions 4Q15 1Q16 Government-insured 697 697 Conventional 746 748 Selected Operational Metrics WA FICO Ŷ Total Locks (3) Ŷ Conventional loans for PMT (2) $5.1 $6.6 $6.4 $2.9 $3.5 $3.3 $9.5 $10.6 $10.4 $0 $4 $8 $12 1Q15 4Q15 1Q16

Correspondent Production – Counterparty Management

Upfront Client Approval Process

- PennyMac Correspondent Group ("PCG") selects mortgage companies or banks that have the potential to be a good fit for Agency and/or Jumbo loan acquisitions. Applications are completed by prospective clients and submitted to the Client Administration team.
- Reviews for new approvals contain analysis and a summary of the prospective client's business model, management team, financial position, warehouse lines, production volume, investor approvals, investor report cards and scorecard results, repurchase history, delinquency analysis, QC results, regulatory compliance and fair lending practices. Client Administration also reviews recent audit results. Additionally, the group uses Lexis/Nexis, MARI and Exclusionary lists to assist in background checks on the prospective client and its owners/principals including a review of ownership's FICO scores.
- PCG client approval policy is established by the Chief Credit Officer and determines the credit requirements for approval (i.e., Tangible Net Worth ("TNW"), experience, liquidity, etc.). PCG Client Administration group is responsible for administering the policy and makes periodic reports to the Credit Committee.

Client Approval Criteria

Minimum Net Worth	Financial Requirements
Retail: $1.0MM	Leverage – Non Banks <= 15:1
TPO Wholesale: $5.0MM	Liquidity – Non Banks => 20%
Correspondent: $10.0MM	Banks will require Minimum Capital Ratios to be designated as "Well Capitalized"
Jumbo: $2.5MM	Repurchase Rate of less than 25% of TNW, net of reserves
Limited Jumbo (loan amounts to $750K): $1.0MM	Profitable most recent audited year-end and most recent quarter

PennyMac Financial Services, Inc.

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28 Correspondent Production – Loan Acquisition Process Prior to Delivery Acquisition Process Risk Review • Correspondent lenders process, underwrite and close loans for delivery to PMT • Business rules and the pricing engine prevent lock and delivery if loan is outside of PMT’s guidelines • Base File & Collateral : Data Extraction & Indexing, Data Integrity Rules, Collateral Review • Risk Review : Validate Key Data AUS, Runs Early Check, Complete Checklists • Credit Review : Full Credit Review based on risk, attribute and/or product • Compliance Review : Regulatory Review, Targeted Truth - in - lending review • Appraisal Review : Validate Appraised Value, Confirm Appraisers’ License Status • Pend & Funding : Review Stipulations, Communicate with Correspondents, Confirm Escrow Amount, Confirm Wire & Funding Fees • Defined Product Guidelines • Define Pre - Purchase Review Policy • Daily Loan Review Meeting • Perform Post Purchase QC & Provide Feedback to Division Zero Defect Approach • Risk Based Focus • Feedback for Continuous Improvement • Seamless Transitions To Secondary & Servicing • Scalability for Growth • Maintain Cost Effectiveness

(UPB in millions ) ▪ Consumer direct production totaled $1.2 billion in 1Q16, up 17% Q/Q – Decline in rates drove increased demand for refinancing – Investments in systems and fulfillment capacity allowed PFSI to capture the market opportunity and defend against servicing portfolio run - off ▪ 1Q16 consumer direct volumes increased 35% from 1Q15 ▪ April consumer direct originations totaled $441 million ; locks totaled $814 million – $816 million committed pipeline at April 30, 2016 (1) ▪ Continued investment in technology enhancements to fulfill higher loan volumes and improve the customer experience ▪ Optimizing non - portfolio lead conversion – New Plano, TX facility will be devoted to non - portfolio volume growth initiatives Production Segment Highlights – Consumer Direct Channel Consumer Direct Production Volume Operational Highlights Ŷ Portfolio - sourced fundings Ŷ Non - portfolio fundings Ŷ Committed pipeline (1) (1) C ommitments to purchase or originate mortgage loans at specified terms at period end (2) Includes conforming and jumbo loan originations 29 4Q15 1Q16 Government-insured 687 689 Conventional (2) 734 739 WA FICO $897 $1,028 $1,207 $713 $691 $853 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 1Q15 4Q15 1Q16

Consumer Direct Production – PennyMac’s Strategy and Approach 30 Consumer direct lending has significant advantages over the branch - based model: ▪ Direct model has taken over other consumer financial services markets, e.g., banking, brokerage, credit cards, insurance ▪ Refinance market is already shifting in favor of the consumer direct model – purchase - money transactions gaining acceptance ▪ Business development driven by corporate - directed leads ▪ Call centers result in an efficient concentration of personnel and expertise ▪ Centralized environment creates a controlled process (e.g., for regulatory compliance) and better ability to deploy technology improvements PennyMac’s Approach to Lead Generation ▪ Disciplined direct marketing to consumers ▪ Strategies for developing purchase - money leads from the servicing portfolio ▪ Outbound dialing strategies to optimize lead delivery to account executives ▪ Brand development through targeted broadcast advertising ▪ Maximizing portfolio recapture and retention Additional Success Drivers ▪ Investments in our operational infrastructure drives continued scale efficiencies ▪ Technology enhancements drive further improvements in customer experience and expanded call center functionality ▪ Cost and pricing discipline to ensure margin maximization

Technology Is a Key Element of PFSI’s Leading Operational Platform Leading Technology Currently in Place and U nder Development Correspondent Production ▪ Systems allow for highly automated and scalable loan fulfillment ▪ Best - in - class customer portal that facilitates transactions and communications with seller network ▪ Proprietary technologies to improve accuracy and operational efficiency ▪ Pricing and margin management systems to optimize the business opportunity and profitability Consumer Direct Lending ▪ Leading technology already in place includes web - based loan origination tools, electronic document signing and transfer, and lead management for servicing recapture and non - portfolio leads ▪ Further enhancements by leveraging tools developed in the company’s Mortgage Fulfillment Division ▪ Developing web and mobile technology to extend to more of the mortgage transaction including loan processing status and borrower communication/interaction Technology combined with PFSI’s leading operating capabilities and management team’s substantial expertise creates a distinctive competitive edge 31

$10.9 $11.9 $13.2 $14.2 $15.4 $16.7 $18.5 $20.2 $18.7 $0.0 $0.0 $0.0 $0.1 $0.0 $0.1 $0.1 $0.0 $0.3 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Liability Balance Net Losses $9.0 $10.2 $11.8 $13.3 $14.7 $16.3 $18.5 $20.6 $22.2 $0.0 $0.0 $0.0 $0.2 $0.1 $0.2 $0.1 ($0.2) $0.5 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Liability Balance Net Losses (Recovery) Loan Production – Limited Losses Since Inception 32 ▪ As of March 31 , 2016 , the outstanding UPB of loans subject to R epresentations and Warranties was $ 63 . 8 billion and the recorded liability for losses was $ 22 . 2 million ▪ Life - to - date losses for PFSI from repurchases totaled $ 0 . 9 million Liability for Representations & Warranties vs. Losses Incurred ($ in millions) PFSI ($ in millions) PMT ▪ As of March 31 , 2016 , the outstanding UPB of loans subject to Representations and Warranties was $ 43 . 5 billion and the recorded liability for losses was $ 18 . 7 million ▪ Life - to - date losses, net of recoveries from correspondent lenders, for PMT from repurchases totaled $ 0 . 3 million

Servicing Overview

▪ We have grown our servicing portfolio primarily through organic loan production from our correspondent and consumer direct channels, supplemented by MSR acquisitions and the acquisition of whole loan pools by our Advised Entities Servicing by Source 100% = $ 164.9 billion (1) Servicing by Investor 100% = $ 164.9 billion (1) (1) As of March 31, 2016 Correspondent & Consumer Direct Production 65% MSR Acquisitions 31% Whole Loan Acquisitions & Others , 2% Ginnie Mae Servicing 59% Freddie Mac Servicing , 11% Fannie Mae Servicing 25% Private Label Servicing 3% Whole Loans Servicing , 2% Loan Servicing Portfolio and Approach to Growth 34

492 491 496 500 523 328 463 507 539 554 683 705 806 812 801 0 300,000 600,000 900,000 0 400 800 1,200 1Q15 2Q15 3Q15 4Q15 1Q16 Servicing Trends Ŷ CA employees (left axis) Ŷ TX employees (left axis) Ŷ Loans per employee (left axis) Ŷ Loans serviced (right axis) ▪ Servicing portfolio continued to grow from correspondent and consumer direct production ▪ Servicing headcount has increased to meet this growth – The majority of servicing headcount growth occurring in Texas Employees Loans 35

Technology Is a Key Element of PFSI’s Leading Operational Platform Leading Technology Currently in Place and Under Development Loan Servicing ▪ Proprietary applications in place include workflow management, loss mitigation, default process tracking, electronic document storage and rendering, and front - end user experience ▪ Ongoing investment in tools to further enhance customer interaction, automate workflows and optimize productivity ▪ Systems designed to augment the capabilities of the core loan servicing system (MSP) 36 Non - Default/ Customer Service LAMP - Proprietary primary application used by call center employees provides visibility to servicing information and access to secondary systems through it’s “portal” capabilities. LAMP Lite for Pre - boarded Loans - Proprietary system provides key loan data received from the prior servicer pre - transfer so servicing transfer customers can be recognized and their questions answered. LAFA - Loan Administration Follow Up Application is a proprietary task tracking system used throughout Servicing. LAFA/CARES – Proprietary complaint tracking system allows CSRs to log complaints and management to review/track/address any issues. Mobile/Website - Proprietary online customer experience supports all mobile, tablet and PCs enabling customers access to self service mortgage servicing. IVR - Developing proprietary IVR system which will allow customer self service within the Five 9 platform. Default Customer Modification Portal - Proprietary online - portal used to communicate with customers regarding Mod status /updates. Allows customers to submit documents online. Customer Interview (CI) - Proprietary system developed to enhance current decision tools to provide plan terms and amounts in compliance with investor specific programs. PennySaver - Proprietary modification program used for process - tracking, underwriting, and closing of modifications. Quandis - Proprietary decision engine to determine best course of action for customers based on their delinquency, financial status, and loan details. BKFS Desktop - Interfaces with nationwide network of attorneys for Deed in Lieu process - tracking. Liquidation Path Model (LPM) - NPV decision tool used to review Short Sale and Deed in Lieu offer. Examples Include:

$160.3 $164.9 At 12/31/15 Runoff Additions from loan production MSR acquisitions At 3/31/16 (UPB in billions ) ▪ Servicing portfolio totaled $164.9 billion in UPB at quarter end, up 3% from 4Q15 ▪ Driving increased use of self - service technology to increase automation and reduce expenses – 79% of payment processing conducted electronically at March 31st compared to 64% a year ago – 58% of servicing customers are now registered on PennyMacUSA.com ▪ Completed modification activity drove growth in resecuritization income and PMT’s reperforming loan portfolio Servicing Segment Highlights Loan Servicing Portfolio Composition Operational Highlights Net Portfolio Growth ($6.2) $10.9 $0.3 (UPB in billions ) (1) 37 (1) Includes consumer direct production, government correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT (2) For PMT’s MSR portfolio only (3) Early buyouts of delinquent loans from Ginnie Mae pools during the period Additions From loan p roduction (1) From MSR acquisitions 4Q15 1Q16 Loans serviced (in thousands) 832 857 60+ day delinquency rate 2.9% 2.6% Actual CPR - owned portfolio 13.5% 13.4% Actual CPR - sub-serviced (2) 9.2% 9.5% Completed modifications 1,063 1,412 EBO transactions (in millions) (3) $47 $327 Selected Operational Metrics Ŷ Prime owned Ŷ Prime subserviced Ŷ Special $115.2 $160.3 $164.9 $0 $50 $100 $150 $200 1Q15 4Q15 1Q16

High-Quality Servicing – CFPB Complaints vs. Other Leading Servicers


Number of mortgage-related complaints filed with the CFPB in 4Q15 - per 100,000 loans serviced
Non-bank specialists
Bank
10.7
10.9
11.4
15.1
23.9
31.0
38.0
57.5
PennyMac
Chase
Wells Fargo
Citi
Walter
BofA
Nationstar
Ocwen

PennyMac Financial Services, Inc.

Note: Figures are number of CFPB mortgage-related complaints per 100,000 loans serviced for Q4 2015
Source: CFPB complaints based on data from the Consumer Finance Protection Bureau as of March 2016. Loan Count and UPB per Company filings. For Wells Fargo, Chase, and Citi, an average loan balance of $150,000 was assumed to determine loan count.

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